Brian L. Brogan
                                ATTORNEY AT LAW

                                4500 MAIN STREET
                           KANSAS CITY, MISSOURI 64111

                                  (816)340-7276
                             FACSIMILE (816)340-4964

April 13, 2000

American Century Strategic Asset Allocations, Inc.
American Century Tower
4500 Main Street
Kansas City, Missouri 64111

Ladies and Gentlemen:

     As counsel to American Century Strategic Asset Allocations, Inc., I am generally familiar with its affairs. Based upon this familiarity, and upon the examination of such documents as I deemed relevant, it is my opinion that the shares of the Corporation described in Post-Effective Amendment No. 8 to its Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission on April 14, 2000, will, when issued, be validly issued, fully paid and nonassessable.

     For the record, it should be stated that I am an employee of American Century Services Corporation, an affiliated corporation of American Century Investment Management, Inc., the investment advisor of the Corporation.

     I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 8, referenced above.

                                 Very truly yours,

                                 /s/Brian L. Brogan
                                 Brian L. Brogan